Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”), dated as of September 30, 2008, is between TVI Corporation, a Maryland corporation (the “Corporation”), and American Stock Transfer & Trust Company (“AST&T”), as successor to Securities Transfer Company as Rights Agent (the “STC”).

WHEREAS, the Corporation has selected AST&T to succeed STC as successor Rights Agent under the Rights Agreement between the Corporation and STC, dated as of December 2, 2003 (the “Rights Agreement”) and AST&T has agreed to so act as successor Rights Agent; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement in order to reflect AST&T succeeding STC as Rights Agent as set forth below.

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.	Amendment of the Title of the Rights Agreement.

(a) The title set forth on the cover page of the Rights Agreement is amended in its entirety as follows:

STOCKHOLDER RIGHTS AGREEMENT

dated as of

December 3, 2003

Between

TVI CORPORATION

And

AMERICAN STOCK TRANSFER & TRUST COMPANY

(b) The first paragraph on page 1 of the Rights Agreement is amended to read in its entirety as follows:

STOCKHOLDER RIGHTS AGREEMENT

Stockholder Rights Agreement, dated as of December 3, 2003 (the “Agreement”), between TVI CORPORATION, a Maryland corporation, (the “Corporation”), and American Stock Transfer & Trust Company (the “Rights Agent”), as successor to Securities Transfer Corporation.

2.	Amendment of Section 3(c).

The legend set forth in Section 3(c) of the Rights Agreement is amended to read in its entirety as follows:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN TVI CORPORATION AND AMERICAN STOCK TRANSFER & TRUST COMPANY, DATED AS OF DECEMBER 2, 2003 AND AS AMENDED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TVI CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. TVI CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFORE. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. WITH RESPECT TO SUCH CERTIFICATES CONTAINING THE FOREGOING LEGEND, UNTIL THE DISTRIBUTION DATE, THE RIGHTS ASSOCIATED WITH THE COMMON SHARES REPRESENTED BY SUCH CERTIFICATES SHALL BE EVIDENCED BY SUCH CERTIFICATES ALONE, AND THE SURRENDER FOR TRANSFER OF ANY SUCH CERTIFICATE SHALL ALSO CONSTITUTE THE TRANSFER OF THE RIGHTS ASSOCIATED WITH THE COMMON SHARES REPRESENTED THEREBY. IN THE EVENT THAT THE CORPORATION PURCHASES OR ACQUIRES ANY COMMON SHARES AFTER THE RECORD DATE BUT BEFORE THE DISTRIBUTION DATE, ANY RIGHTS ASSOCIATED WITH SUCH COMMON SHARES SHALL BE DEEMED CANCELED AND RETIRED SO THAT THE CORPORATION SHALL NOT BE ENTITLED TO EXERCISE ANY RIGHTS ASSOCIATED WITH THE COMMON SHARES THAT ARE NO LONGER OUTSTANDING.

3.	Amendment of Section 26.

The notice provision in respect of the Company and the Rights Agent set forth in Section 26 of the Rights Agreement is amended to read in its entirety as follows:

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

TVI Corporation 7100 Holladay Tyler Road, Suite 300 Glenn Dale, MD 20768 Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attention: Account Manager

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if before the Distribution Date, to the holder of certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as show on the registry books of the Corporation.

4.	Amendment of Form of Rights Certificate.

(a) The first paragraph of the form of rights certificate attached as Exhibit B to the Rights Agreement is amended to read in its entirety as follows:

TVI CORPORATION

This certifies that              or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of that certain Rights Agreement, dated as of December     , 2003, as the same may be amended from time to time (the “Rights Agreement”), between TVI Corporation, a Maryland corporation (the “Corporation”), and American Stock Transfer & Trust Company (the “Rights Agent”), as successor Securities Transfer Corporation as rights agent, to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 P.M., prevailing Eastern time, on December 1, 2013 unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, $0.01 par value per share (the “Preferred Shares”), of the Corporation, at a purchase price of $6.00 per one one-hundredth of Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 3, 2003, based on the Preferred Shares as constituted at such date.

(b) The signature block of the Company and the Rights Agent set forth on the form of rights certificate attached as Exhibit B to the Rights Agreement is amended to read in its entirety as follows:

Attest:	TVI CORPORATION

By	By
Name:	Name:
Title:	Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By
Authorized Signatory

(c) The heading “Signature Guaranteed:” on the Form of Election to Purchase set forth as an attachment to the form of rights certificate attached as Exhibit B to the Rights Agreement is amended to read as follows: “Signature Medallion Guaranteed:”.

5.	Effectiveness.

This Amendment shall be deemed effective as of September 30, 2008. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

6.	Miscellaneous.

This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

TVI CORPORATION

By:	/s/ Sherri Voelkel
Name:	Sherri Voelkel
Title:	Senior Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Joan K. Greenfield
Name:	Joan K. Greenfield
Title:	Vice President

SECURITIES TRANSFER CORPORATION

By:	/s/ Kevin Hanna
Name:	Kevin Hanna
Title:	President

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